Exhibit 32.2

CERTIFICATION

I, Murray D. Rode, Chief Financial Officer and Executive Vice President, Strategic Operations of TIBCO Software Inc. (the “Company”), do hereby certify, pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and 18 U.S.C. Section 1350, that, to my knowledge:

(a)	the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended September 2, 2007, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 12, 2007

/s/ MURRAY D. RODE
Murray D. Rode
Chief Financial Officer and
Executive Vice President, Strategic Operations